UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Rule 14a-101)

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Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement ☐ Definitive Proxy Statement ☒ Definitive Additional Materials ☐ Soliciting Material Pursuant to §240.14a-12	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

IMS HEALTH INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 11, 2010

Dear Stockholder:

We have previously sent to you proxy materials for the Special Meeting of IMS Health Incorporated stockholders to be held on February 8, 2010 at 11:30 a.m. EST, at The Hyatt Regency, 1800 East Putnam Avenue, Greenwich, Connecticut. At the Special Meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement with Healthcare Technology Holdings, Inc. Your Board of Directors recommends that IMS stockholders vote FOR the proposal to adopt the merger agreement with Healthcare Technology Holdings, Inc.

Since approval of the proposal to adopt the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of common stock of IMS entitled to vote, your vote is important, no matter how many or how few shares you may own. Please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Very truly yours,

David R. Carlucci

Chairman, Chief Executive Officer and President

REMEMBER:

You can vote your shares by telephone, or via the Internet.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-750-5835.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger (the “Merger”) of IMS with Healthcare Technology Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Healthcare Technology Holdings, Inc., a Delaware corporation, IMS filed a definitive proxy statement and a form of proxy with the SEC on December 29, 2009 and the definitive proxy statement and a form of proxy were mailed to the IMS stockholders of record as of December 28, 2009. BEFORE MAKING ANY VOTING DECISION, IMS STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY BECAUSE THE DEFINITIVE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. IMS stockholders will be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. IMS stockholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents by written or telephonic request directed to IMS Health Incorporated, Attn: Investor Relations, 901 Main Avenue, Norwalk, Connecticut 06851, telephone: (203) 845-5200, on the Investors page of the IMS corporate website at www.imshealth.com, or from our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5835 (banks and brokers call collect at (212) 750-5833).

IMS and its directors and officers may be deemed to be participants in the solicitation of proxies from the IMS stockholders with respect to the Merger. Information about the IMS directors and executive officers and their ownership of the IMS common stock is set forth in the proxy statement for the IMS 2009 Annual Meeting of Stockholders, which was filed with the SEC on March 27, 2009. Additional information regarding the interests of the directors and executive officers of IMS in the Merger, which may be different than those of the IMS stockholders generally, is included in the definitive proxy statement.